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                                                                     EXHIBIT 5.1

                                 April 26, 1999

Gartner Group, Inc.
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904-2212

Ladies and Gentlemen:

      In connection with the proposed issuance by Gartner Group, Inc. (the "Company") of up to 10,000,000 shares of its Common Stock, par value $0.0005 per share (the "Shares"), pursuant to the Company's 1991 Stock Option Plan (the "Plan"), we have examined, as counsel to the Company, the Registration Statement on Form S-8 filed under the Securities Act of 1933 as amended (the "Securities Act"), and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below.

      In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,


                                                     /s/ Shipman & Goodwin LLP